Exhibit 23.1

                         Williams & Webster, P.S.
           Certified Public Accountants & Business Consultants
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To the Board of Directors and Stockholders
HydroDyneX, Inc.
Burbank, CA

        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use of our report dated June 25, 2008, on the financial statements of HydroDyneX, Inc. as of June 30, 2006 and 2007 and the six-month period ended December 31, 2007, and the inclusion of our name under the heading "Experts" in the Form S-1 Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster, P.S.
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Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

June 30, 2008


Bank of America Financial Center        Center for Public Company Audit Firms
601 W. Riverside, Suite 1940,              Private Companies Practice Section
Spokane, WA 99201                                                AICPA, WSCPA
Phone (509) 838-5111 Fax (509) 838-5114
                                    (logo)
                           www.williams-webster.com

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